EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Audible, Inc., a Delaware corporation (the "Corporation"), hereby constitute and appoint Donald R. Katz and Nancy Spangler and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) (the "Registration Statement") relating to the proposed issuance of Common Stock, par value $0.01, of the Corporation and other securities pursuant to the exercise of stock options granted under the Corporation’s 1999 Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Donald R. Katz	Chairman of the Board of Directors and	October 27, 2003
Chief Executive Officer
Donald R. Katz

/s/ Andrew P. Kaplan	Chief Financial Officer, Executive Vice President,	October 27, 2003
and Director
Andrew P. Kaplan

Richard Brass	Director

/s/ Gary L. Ginsburg	Director	October 28, 2003

Gary L. Ginsberg

/s/ Winthrop Knowlton	Director	October 28, 2003

Winthrop Knowlton

/s/ Johannes Mohn	Director	October 28, 2003

Johannes Mohn

/s/ Richard Sarnoff	Director	October 28, 2003

Richard Sarnoff

/s/ Oren Zeev	Director	October 28, 2003

Oren Zeev

/s/ Alan Patricof	Director	October 27, 2003

Alan Patricof